                                                                    EXHIBIT 21.1

 SUBSIDIARIES OF FINLAY FINE JEWELRY CORPORATION                   JURISDICTION
 -----------------------------------------------                   ------------

Finlay Jewelry, Inc.                                                 Delaware
Finlay Merchandising & Buying, Inc.                                  Delaware
Sonab Holdings, Inc.                                                 Delaware
Sonab International, Inc.                                            Delaware
Societe Nouvelle D'Achat de Bijouterie - S.O.N.A.B.                  France
eFinlay, Inc.                                                        Delaware